UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Forte Biosciences, Inc. (the “Company”) previously approved the amendment and restatement of the Company’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) at the Company’s 2021 annual meeting of stockholders, and in connection with the special meeting of stockholders held on January 24, 2025 (the “2025 Special Meeting”). Most recently, at the Annual Meeting (as defined in Item 5.07 below), the Company’s stockholders approved the further amendment and restatement of the 2021 Equity Incentive Plan (as currently amended and restated, the “A&R 2021 Equity Incentive Plan”).

The purposes of the A&R 2021 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants, and to promote the success of the Company’s business. These purposes are achieved through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares.

The number of shares of common stock of the Company (the “Shares”) reserved for issuance under the A&R 2021 Equity Incentive Plan is equal to the sum of: (a) 5,190,000, representing 3,340,000 Shares approved in connection with the 2025 Special Meeting and 1,850,000 newly requested Shares, plus (b) any Shares subject to awards granted under the Tocagen, Inc. 2009 Equity Incentive Plan, the Tocagen, Inc. 2017 Equity Incentive Plan, and the Forte Biosciences Inc. 2018 Equity Incentive Plan that, after May 28, 2021, the date of the original stockholder approval of the 2021 Equity Incentive Plan, expire or otherwise terminate without having been exercised or issued in full, are forfeited to or repurchased by the Company due to failure to vest, or are used to pay the exercise price of such awards or to satisfy the tax liabilities or withholdings related to such awards. The maximum number of Shares to be added to the A&R 2021 Equity Incentive Plan pursuant to clause (b) is equal to 44,093 Shares.

The material terms of the A&R 2021 Equity Incentive Plan are described in “Proposal No. 4 - Approval of the Amended and Restated 2021 Equity Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 29, 2026, which description is incorporated herein by reference.

The foregoing description of the A&R 2021 Equity Incentive Plan is qualified in its entirety by reference to the text of the A&R 2021 Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2026 annual meeting of stockholders on May 29, 2026 (the “Annual Meeting”). Of the 20,478,817 Shares outstanding as of the record date of April 17, 2026, 17,766,034 Shares were represented at the Annual Meeting, either by proxy or by attending the meeting. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.

Election of Class III Directors. The following nominees were elected to serve as Class III directors, each to hold office until the Company’s 2029 annual meeting of stockholders or until his respective successor has been duly elected and qualified or his or her earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven Kornfeld	12,286,043	3,973,928	1,506,063
Scott Brun, M.D.	12,958,889	3,301,082	1,506,063
Paul A. Wagner, Ph.D.	16,027,110	232,861	1,506,063

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,722,893	3,182	39,959	0

3.

Advisory Vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,143,153	3,764,729	352,089	1,506,063

4.	Approval of the Amended and Restated 2021 Equity Incentive Plan. The Company’s stockholders approved the A&R 2021 Equity Incentive Plan. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,911,879	3,997,050	351,042	1,506,063

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Amended and Restated 2021 Equity Incentive Plan

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: June 2, 2026	By:	/s/ Antony Riley
Antony Riley
Chief Financial Officer